Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, Intermediate Term Trust 77, National Trust 404 (Insured), National Trust 405, California Trust 216, Florida Trust 137 and New York Trust 250:

We consent to the use of our report dated November 18, 2004, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus.

New York, New York

November 18, 2004